Exhibit 10.4

AGREEMENT

BETWEEN

TELEDIRECT HONG KONG LIMITED

AND

TDCX HOLDINGS PTE. LTD.

FOR THE PROVISION OF A

SHAREHOLDER’S LOAN

THIS AGREEMENT (the “Agreement”) is made on the 20th day of December 2019.

AMONGST

TELEDIRECT HONG KONG LIMITED, a company incorporated in Hong Kong with its registered office at Rm 1001, 10/F, Block A, Sea View Estate, 2-8 Watson Road, North Point, Hong Kong company registration number 825644 (the “Company” )

AND

TDCX HOLDINGS PTE. LTD., a company incorporated in Singapore with its registered office at 750D Chai Chee Road, #06-01/06 Viva Business Park, Singapore 469004, Singapore company registration number 199903205H (“TDCX”)

AND

MICHAEL THOMAS COWELL, Canadian citizen with residential address at [***]

AND

MILTON KUNG, Hong Kong citizen with residential address at [***].

RECITALS

(1)	The shareholding of the Company is as follows:

56% — Michael Thomas Cowell

34% — Milton Kung

10% — TDCX

(2)

Two (2) companies have indicated that they may select TDCX to render services from the Company’s facilities in Hong Kong, tentatively from December 2019. In order to prepare facilities and infrastructure to service this new clientele, the Company requires funding.

(3)	TDCX is willing to provide, and the Company is willing to accept, such funding on the terms of this Agreement.

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiently of which are hereby acknowledged, the parties agree as follows:

1.	LOAN AND CONDITIONAL DISBURSEMENT

1.1    TDCX will provide the Company with a loan of Hong Kong Dollars 6.5 million (the “Loan”) on the terms of this Agreement.

1.2    TDCX will disburse the Loan to the Company on condition that the following loans or receivables are first repaid together with the interest agreed thereupon:

(a)	Loan of HKD32,542.82 from the Company to Michael Thomas Cowell:

(b)	Loan of HKD146,242.63 from the Company to Milton Kung; and

1.3    The Company will draw down the first tranche of the Loan at no less than Hong Kong Dollars 4.5 million no later than 31 December 2019.

2.	TERMS AND CONDITIONS

2.1    Undertaking in Lieu of Security

2.1.1    In lieu of the Company providing TDCX with a security or collateral for the Loan, the Company undertakes that for so long as the Loan remains outstanding the Company will not accept any other loan or create or permit to subsist any security over any of its assets without the prior written consent of TDCX.

2.2    Interest

2.2.1    The Company will pay TDCX interest on the outstanding principal amount of the Loan to be accrued at the HSBC Best Lending Rate (https://www.hsbc.com.hk/investments/market-information/hk/lending-rate/) on the last business day of the preceding month of the due date + 3% spread per annum from the date of advance until the date of repayment. Interest shall be payable on a quarterly basis at the end of each quarter (on 31 March, 30 June, 30 September and 31 December) commencing after the first anniversary of the date of advance. The first interest amount will be computed pro rata for the period from the date of Loan disbursement to the end of the nearest immediate quarter in which the Loan is disbursed. [By way of illustration only: The Loan is disbursed on 19 December 2019. The first-year anniversary of the advance will then be 18 December 2020. The Company will then pay the first interest amount by 31 December 2020.] The Company will pay the accrued interest without formal demand within thirty (30) business days from the last day of the quarter in which the interest becomes due.

2.3    Repayment

2.3.1    The Loan shall be for an initial term of three (3) years from the date of advance and the Company will repay the Loan upon prior written demand by TDCX, which demand TDCX may make at any time after the disbursement of the Loan to the Company. The Company will repay the Loan only in the currency of Hong Kong Dollars and will remit it to the bank account designated by TDCX. TDCX will not be obliged to pay any incidental costs or charges in relation to the repayment.

2.3.2    The Company may, with 30 Business Days’ prior written notice served on TDCX at any time after the eighteen (18) months after TDCX disburses the Loan to the Company, prepay the Loan in whole or in part to TDCX (but if in part, being an amount that reduces the amount of the Loan by a minimum amount of HKD500,000). Such notice period will not expire during the said eighteen (18)-month period. All such prepayments will be applied first to accrued unpaid interest and next to the outstanding principal of the Loan.

2.4    Option to Convert Loan to Equity

2.4.1    At any time during the period that the Loan and any interest thereon are outstanding, the Company grants TDCX the option but not the obligation to convert the Loan into equity (“New Shares”) as illustrated in Clause 2.4.2 hereof in favour of TDCX or such other subsidiary or related or associated company of TDCX that TDCX may indicate. Valuation of such conversion will be based on the net asset value per share of the Company as at 31 August 2019, which is HKD1.30 per share).

2.4.2    By way of illustration and based on the net asset value of the Company as at 31 August 2019, such conversion will convert the initial principal amount of the Loan of HKD6.5 million into 5,000,000 new Company shares, and render TDCX (or the party indicated by TDCX) as the 60% shareholder of the Company.

2.4.3    TDCX’s exercise of the option under clause 2.4.1 will not be adversely affected if the parties fail to enter into a shareholders’ agreement. If TDCX exercises the said option, the Company will register the New Shares to TDCX (or the party indicated by TDCX) whether or not the parties have agreed upon or executed a shareholders’ agreement. If the parties fail to execute a shareholders’ agreement within three (3) months after the shares are converted to TDCX’s ownership (“Long Stop Date”), Michael Thomas Cowell and Milton Kung will have the option (“Buyback Option”) to purchase the New Shares from TDCX for the consideration per share calculated on the basis of Net Asset Value per share less any pending contingent liabilities not provided for in the accounts as at the end of the month immediately preceding the Long Stop Date (on a per share basis). “Net Asset Value” is calculated as total assets minus total liabilities (including any provisions deemed necessary to cover pending contingent liabilities), in accordance with the Hong Kong Small and Medium-Sized Entity Financial Reporting Standard issued by the Hong Kong Institute of Certified Public Accountants.

2.5    Call Option

2.5.1    If TDCX exercises the option to convert the Loan into equity (specified in Clause 2.4), Michael Thomas Cowell and Milton Kung hereby jointly and severally grant TDCX the option to purchase their 40% of the Company’s shareholding.

2.5.2    TDCX may exercise this option within three (3) years from the date of the conversion of the Loan to equity (specified in Clause 2.4) notwithstanding the Buyback Option.

2.5.3    Valuation of the shares under this call option will be the higher of the following two (2) amounts:

(a)	Net Asset Value as at the end of the month immediately preceding the month in which the call option is exercised

(b)	Five (5) times the net profit after tax stated in the audited financial report of the year immediately preceding the date when the option is exercised

2.6    The Company undertakes that at any time the Loan or any interest thereon is outstanding, the Company will obtain the prior written approval of Benjamin Ng Loong Tatt, being the authorized representative of TDCX, for any single payment that exceeds Hong Kong Dollars 400,000 provided that such approval shall not be unreasonably withheld or delayed .

3.	ASSIGNMENT

3.1    The Company, Michael Thomas Cowell and/or Milton Kung will not novate, assign or transfer any of its obligations under this Agreement without the prior written consent of TDCX, which consent will be at the sole discretion of TDCX.

3.2    TDCX may assign all or any of its rights under this Agreement to any subsidiary, related or associated company of TDCX.

4.	EXPENSES

4.1    Each party will bear its own expenses and disbursements incurred in the preparation, negotiation and execution of this Agreement.

5.	GOVERNING LAW AND JURISDICTION

5.1    The validity and interpretation of this Agreement will be governed in all respects by the laws of Hong Kong.

5.2    Any disputes arising out of or in connection with this Agreement, including any question regarding legal existence, validity, or termination, which cannot be resolved by the parties through discussions in good faith shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

6.	TERMINATION FOR DEFAULT

6.1    Any of the following occurrences will constitute an event of default (“Default”) under this Agreement:

(a)	The Company fails to pay TDCX any amount of the Loan due as principal or interest.

(b)	Proceedings are commenced to wind up the Company.

(c)	The Company becomes insolvent.

(d)	The Company enters into a scheme of arrangement with its creditor(s).

6.2    Upon the occurrence of a Default, TDCX will give the Company written notice of the Default and demand that the Company cure the Default within the period stated in the written notice (being no less than fourteen (14) days if remediable).

6.3    If the Company fails to cure the Default within the stipulated period, TDCX may terminate this Agreement by giving the Company thirty (30) days’ prior written notice. Upon such termination, the Company will immediately pay TDCX all outstanding amounts due.

7.	SEVERABILITY

7.1    If any provision of this Agreement or any document executed in connection herewith is declared by a court of competent jurisdiction to be invalid, void, illegal or unenforceable, the remaining provisions of the Agreement will not in any way be affected or impaired.

8.	MODIFICATION AND NOTICES

8.1    No amendment or variation of this Agreement will be effective unless it is expressed in writing, agreed upon and signed by the parties hereto.

8.2    Any notice, demand or communication from one party to another will be made in writing to the registered office of such party and may be made by any authorised officer from time to time of the party giving, making or sending such notice.

9.	ENTIRE AGREEMENT

9.1    This Agreement embodies the entire understanding amongst the parties in relation to the subject matter hereof and there are no promises, terms, conditions or obligations, oral or written expressed or implied other than those contained herein.

9.2    The Recitals to this Agreement form an integral part of this Agreement.

10.	THIRD PARTY RIGHTS

10.1    A person who is not a party to this Agreement has no right to enforce or enjoy the benefit of this Agreement.

[This is a 7-page document, including the cover page and the signature page. The remainder of this page 6 is intentionally left blank. The signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and delivered by their duly authorized representatives.

TELEDIRECT HONG KONG LTD.

/s/ MICHAEL COWELL	Signature of director

MICHAEL COWELL	Name of director

/s/ MILTON KUNG	Signature of secretary

MILTON KUNG	Name of secretary

TDCX HOLDINGS PTE LTD.

/s/ LAURENT BERNARD MARIE JUNIQUE	Signature of director

LAURENT BERNARD MARIE JUNIQUE	Name of director

/s/ IAN NG FOOK YUN	Signature of secretary

IAN NG FOOK YUN	Name of secretary

MICHAEL THOMAS COWELL

/s/ MICHAEL COWELL	Signature

December 20, 2019	Date

MILTON KUNG

/s/ MILTON KUNG	Signature

December 20, 2019	Date

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and delivered by their duly authorized representatives.

TELEDIRECT HONG KONG LTD.

Signature of director

Name of director

Signature of secretary

Name of secretary

TDCX HOLDINGS PTE LTD.

	Signature of director	18 December 2019

Name of director

Signature of secretary

Name of secretary

MICHAEL THOMAS COWELL

Signature

Date

MILTON KUNG

Signature

Date